EXHIBIT 99.1

Kate Spade & Company Announces Plan to Focus Investment on kate spade new york and Provides Preliminary 2014 Results and 2015 Summary Guidance

●	Kate Spade Saturday to Transition to a Label within kate spade new york Brand
●	Jack Spade Repositioned for Growth through Distribution Network of Retail Partners and eCommerce
●	Reports Preliminary 2014 Full-Year Adjusted EBITDA of $145 to $150 Million, Full-Year 2014 Comparable Sales Increase of 24% and Provides 2015 Summary Guidance

NEW YORK, Jan. 29, 2015 – Kate Spade & Company (NYSE: KATE) today announced strategic initiatives that will further focus its business on the long-term growth of the kate spade new york brand.  As part of this announcement, Kate Spade & Company is absorbing key elements of Kate Spade Saturday’s success into kate spade new york and discontinuing Kate Spade Saturday as a standalone business. The Company also announced a new business model for Jack Spade that will enable the brand to leverage the distribution network of its retail partners and expand its eCommerce platform.  Kate Spade & Company is also providing preliminary 2014 full-year results, as well as summary guidance for 2015.

“A key tenet of our roadmap for growth is ensuring that we are disciplined and forward-looking with our investments, putting our resources behind targeted initiatives that will maximize profitability and shareholder value in the near, mid and long term,” said Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company. “We continue to focus on two axes of growth – geographic expansion and product category expansion. We are early in our journey as Kate Spade & Company, and we see a clear path to becoming a four billion dollar business at retail. By taking these actions, we will be able to accelerate the fulfillment of our lifestyle brand vision, expanding our product categories and reaching customers in all facets of their lives, better positioning us to deliver on kate spade new york’s full potential.”

Mr. Leavitt continued, “We are committed to our men’s heritage and believe this category is an important part of our growth story and a complement to our thriving women’s business. With this new approach to distribution, Jack Spade is now better positioned to grow as we broaden our customer target.”

Kate Spade Saturday

Kate Spade Saturday’s 16 Company-owned and three partnered store locations will be closed in a phased approach during the first half of 2015. The Kate Spade Saturday eCommerce site will remain active during this wind down phase until the label is incorporated and reintroduced into the kate spade new york brand.

Mr. Leavitt added, “We now have a better understanding of our customers’ weekend style, thanks to the hard work and contributions from the members of our Kate Spade Saturday family who developed commercially appealing products and attracted new customers through the Kate Spade Saturday business. We are excited to apply these learnings to the kate spade new york collection.”

Jack Spade

The new business model will provide Jack Spade with a focused path to grow the brand with controlled investments and through expanded distribution in two channels – its strong retail partners and its growing eCommerce platform. The collection will evolve to include tailored clothing and dress furnishings, in addition to sportswear and bags, as we progress toward becoming a more complete lifestyle brand.  As a result of this positioning and expanded consumer target, the Company’s standalone locations are no longer as relevant, and it will close its 12 Company-owned and operated stores during the first half of 2015. The brand’s retail partner and eCommerce presence will continue with no interruptions during the process.

Financial Impact of Initiatives

As a result of these initiatives, the Company expects to incur cash restructuring charges of $25 to $30 million associated with the assignment or termination of leases and other contracts, severance and other associated activities and non-cash asset impairment charges of $7 to $9 million.

Partnership with The Lane Crawford Joyce Group in Greater China

As part of its focus on geographic expansion and partnered approach to margin expansion, Kate Spade & Company separately announced this morning that it has formed joint ventures with Walton Brown, a subsidiary of The Lane Crawford Joyce Group, Asia’s premier fashion retail and brand management group.  The newly formed joint ventures are focused on scaling and accelerating Kate Spade & Company’s growth in Greater China. The partnership will leverage the expertise of Walton Brown and the global demand for Kate Spade & Company products to establish a strategic network of stores in key cities, enhanced by a robust organizational and marketing platform across China, Hong Kong, Macau and Taiwan.

Preliminary Full-Year 2014 Results and Summary 2015 Guidance

President and Chief Operating Officer, George Carrara, said, “In 2014, we achieved impressive topline growth results both in the U.S. and globally and remain on track for continued growth in fiscal 2015. We are driving these results and remaining focused on building quality of sale. We are early in our growth story – we have strong brand positioning and financial performance – and see significant opportunity ahead to maximize Kate Spade & Company’s growth and expand profitability with continued margin expansion.”

To provide clarity on the financial impact of today’s announcements, Kate Spade & Company is providing preliminary full-year 2014 results and summary guidance for 2015.

For the 2014 full year, the Company expects to report:
●	A net sales increase of over 40% compared to last year, to a range of $1,130 million to $1,140 million;
●
Higher than expected direct-to-consumer comparable sales growth of 26% (including the benefit of the 53rd week), and 24% (excluding the benefit of the 53rd week); a direct-to-consumer comparable sales increase of 23% and 22% excluding eCommerce, respectively; and for the fourth quarter, a direct-to-consumer comparable sales increase of 28% and 21% excluding eCommerce;

●	A gross margin rate within the guided range, excluding the impact of inventory charges related to the Kate Spade Saturday and Jack Spade actions;
●	Growth in comparable sales per square foot for the 18th consecutive quarter to $1,513; and,
●
Adjusted EBITDA in a range of $145 million to $150 million, which includes losses of $29 million from Kate Spade Saturday and the brick and mortar operations of Jack Spade, as well as inventory charges resulting from the planned initiatives.

Summary 2015 Guidance

Kate Spade & Company’s 2015 guidance reflects the impact of various factors including: (1) building quality of sale with a continued pull back in planned promotions across channels (including a reduction in the benefit from flash sales) and increased investment in marketing to support those efforts (2) the conversion of its businesses in Hong Kong, Macau and Taiwan to a joint venture (3) the benefit of the 53rd week in 2014 and (4) the estimated impact of changes in foreign currency exchange rates on its business in Japan.  In addition, our 2015 summary guidance does not include any results for Kate Spade Saturday or the Jack Spade brick and mortar locations; however, the Company’s 2014 preliminary results include these items.

The Company estimates it will deliver:

●
Net sales in the range of $1,200 million to $1,275 million, including a planned decrease compared to 2014 in excess of $125 million, which includes the impact of the above factors.  Putting aside the net sales changes resulting from those factors, the net sales increase in 2015 would be in excess of 20% compared to 2014, at the midpoint of the guided range;

●	A direct-to-consumer comparable sales increase in the high single digits in 2015; and
●
2015 Adjusted EBITDA in the range of $185 million to $200 million.  Putting aside the positive and negative impact of the various factors described above, the midpoint of the 2015 Adjusted EBITDA range represents an increase in excess of 20% compared to 2014.

The 2015 Adjusted EBITDA estimate does not include a $26 million contract termination fee, which is part of an aggregate $36 million payment to be made to E-Land to acquire its interest in Kate Spade China Co. Ltd. and terminate related contracts. The adjusted results for 2014, as well as 2015 guidance, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, losses on extinguishment of debt and non-cash write-offs of debt issuance costs.

As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2014, and the audit of its 2014 financial statements is not complete, the results presented in this press release are estimated and preliminary, and, therefore, may change. No party has reviewed or audited the preliminary results presented in this release. Estimates of 2014 GAAP results and reconciliation of the various non-GAAP measures in this release are not provided in this press release as the Company has not yet completed its accounting for certain streamlining initiatives and brand-exiting activities and other items.  No reconciliations of 2014 Adjusted EBITDA to GAAP measures are provided because they are not available.

The Company believes that the adjusted results it presents provide a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. It presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision, interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition-related costs, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net.  The Company presents Adjusted EBITDA because it considers Adjusted EBITDA an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Conference Call Information

The Company will host a conference call at 8:45 am Eastern time today to discuss this morning’s announcements. The dial-in number is 1-888-694-4676 and passcode 72070769. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel under two global, multichannel lifestyle brands: kate spade new york and Jack Spade. With collections spanning demographics, genders and geographies, the brands are intended to accent customers' interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

FORWARD-LOOKING STATEMENTS
Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand business and to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, such as India, Russia, Southeast Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to attract new customers and achieve margin targets; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; risks associated with the sale of the Lucky Brand business, including collection of the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand Dungarees, LLC, an affiliate of Leonard Green & Partners, L.P., to us as partial consideration for the purchase of the Lucky Brand business and compliance with our transition service requirements; our ability to complete the wind down of the Kate Spade Saturday business and the closure of our Jack Spade retail stores in a satisfactory manner and to manage the associated transition costs, the impact of the transition plan on our relationships with our employees, vendors and landlords and unanticipated expenses and charges that may occur as a result , such as litigation risks, including litigation regarding employment and workers’ compensation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE businesses in Japan and Southeast Asia and the risks associated with such operations, including with respect to the conclusion of transition services provided by our former operating partners; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the KATE SPADE and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party e-commerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company's Annual Report on Form 10-K for the year ended December 28, 2013, filed with the SEC, and Quarterly Report on Form 10-Q for the quarterly period ended October 4, 2014, each of which is  filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:
Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com